EXHIBIT 12(b)

		       FLORIDA POWER & LIGHT COMPANY
			   COMPUTATION OF RATIO


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											     Nine Months Ended
											     September 30, 1999
											    (Millions of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................         $542
  Income taxes ............................................................................          306
  Fixed charges, as below .................................................................          134

    Total earnings, as defined ............................................................         $982

Fixed charges, as defined:
  Interest charges ........................................................................         $125
  Rental interest factor ..................................................................            3
  Fixed charges included in nuclear fuel cost .............................................            6

    Total fixed charges, as defined .......................................................         $134

Ratio of earnings to fixed charges ........................................................         7.33




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................         $542
  Income taxes ............................................................................          306
  Fixed charges, as below .................................................................          134

    Total earnings, as defined ............................................................         $982

Fixed charges, as defined:
  Interest charges ........................................................................         $125
  Rental interest factor ..................................................................            3
  Fixed charges included in nuclear fuel cost .............................................            6

    Total fixed charges, as defined .......................................................          134

Non-tax deductible preferred stock dividends ..............................................           11
Ratio of income before income taxes to net income .........................................         1.56

Preferred stock dividends before income taxes .............................................           17

Combined fixed charges and preferred stock dividends ......................................         $151

Ratio of earnings to combined fixed charges and preferred stock dividends .................         6.50
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